NOTICE OF RECONVENING OF ANNUAL MEETING
                           OF STOCKHOLDERS - JUNE 27, 1995


             To the Stockholders:

                  Notice is hereby given that the Annual Meeting of
             Stockholders of MasTec, Inc., a Delaware corporation (the "Company" or MasTec"), which was convened and adjourned on Tuesday, May 16, 1995, will reconvene on Tuesday, June 27, 1995, at 9:30 A.M., local time, at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida, for the following purposes:

                       To elect two directors for terms ending in 1998;
                       and

                       To transact such other business as may properly be brought before the meeting and all adjournments thereof.

                  Only stockholders of record at the close of business
             on March 20, 1995, the record date and time fixed by the Board of Directors (the "Record Date"), are entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders, including those whose shares are held by a brokerage firm or in "street" name, will be asked to verify their stockholder status as of the Record Date upon entrance to the meeting. Accordingly, stockholders (or their legal representatives) attending the meeting should bring some form of identification to the meeting, such as a stock certificate, proxy or power of attorney, evidencing such stockholder status as of the Record Date and, if applicable, the legal representative's right to represent the stockholder at the meeting.

                  A duplicate proxy card is enclosed.  If you have not
             already voted or you have previously submitted a proxy card and wish to change your vote, please mark, sign, date and return the enclosed proxy card. If you have already submitted a proxy card and do not wish to change your vote, you need not complete the duplicate card, and your shares will be voted as directed in the proxy card you have already submitted. In any event, you may attend the meeting and vote your shares even if you have previously returned a proxy card.

                                 By order of the Board of Directors,



                                 Nancy J. Damon
                                 Corporate Secretary


             Miami, Florida
             May __, 1995

             SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING
                         OF STOCKHOLDERS DATED APRIL 21, 1995


                  On May 16, 1995, MasTec, Inc. (the "Company") convened
             its Annual Meeting of Stockholders (the "Annual Meeting") as scheduled. The stockholders of the Company voted to adjourn the meeting to Tuesday, June 27, 1995, at 9:30 A.M., local time, at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida, to permit the Company to send to stockholders this supplement to the Company's Proxy Statement dated April 21, 1995 (the "Proxy Statement").

                  On May 8, 1995, the Company dismissed Price Waterhouse
             LLP as the Company's independent auditor.  The Audit
             Committee of the Board of Directors of the Company unanimously recommended such action and the Board of Directors unanimously approved the Audit Committee's recommendation. As a result of the foregoing, representatives of Price Waterhouse LLP will not be present at the Annual Meeting when it reconvenes on June 27, 1995.

                  Upon the dismissal of Price Waterhouse LLP, the Audit
             Committee met to consider a replacement for Price Waterhouse LLP and unanimously recommended to the Board of Directors that a selection process to select a new independent auditor be undertaken. The Board of Directors has considered and has unanimously approved this recommendation. The Company is currently interviewing potential independent auditors and expects to select one in the near future.

                  None of the reports of Price Waterhouse LLP on the
             financial statements of the Company filed for the fiscal years ended December 31, 1993 and December 31, 1994 contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal years, and the subsequent interim period, there was no disagreement between the Company and Price Waterhouse LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference to the subject matter of the disagreement in connection with its reports, and no reportable event as defined in Item 304(a)(I)(v) of Regulation S-K occurred.


                                 By order of the Board of Directors,



                                 Nancy J. Damon
                                 Corporate Secretary


             Miami, Florida
             May __, 1995